Exhibit 1.1

10,000,000 Units

China Mining Resources Holdings Limited

UNDERWRITING AGREEMENT

[•] 2008

Lazard Capital Markets LLC
  As Representative of the
  Several Underwriters

30 Rockefeller Plaza
New York, New York 10020

Ladies and Gentlemen:

China Mining Resources Holdings Limited, a Delaware corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representative (the “Representative”) an aggregate of 10,000,000 units (the “Firm Units”), with each unit consisting of one share of the Company’s common stock, $0.0001 par value (the “Common Stock”) and one warrant (“Warrant”) to purchase one share of Common Stock.  The respective amounts of Firm Units to be so purchased by each of the several Underwriters are set forth opposite their respective names in Schedule I hereto.  The Company also proposes to sell, at the Underwriters’ option (“Over-allotment Option”), an aggregate of up to 1,500,000 additional units of the Company (the “Option Units”) as set forth below.  The terms of the Warrants are provided for in the form of a Warrant Agreement (as defined herein).

As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Units if you elect to exercise the Over-allotment Option in whole or in part for the accounts of the several Underwriters.  The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are hereinafter collectively referred to as the “Units”, and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants included in the Units are hereinafter referred to as the “Securities.”

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1.             Representations and Warranties of the Company.

The Company represents and warrants to each of the Underwriters as follows:

(a)           A registration statement on Form S-1 (File No. 333-148051) with respect to the Securities has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement originally filed with the Commission on December 13, 2007, together with any registration statement filed by the Company pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement (the “Effective Date”).  “Prospectus” means the form of prospectus filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act.  The preliminary prospectus included in the Registration Statement as of the Applicable Time (as defined below) is herein referred to as the “Preliminary Prospectus.”  Any reference herein to the Prospectus shall be deemed to include any supplements or amendments thereto filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Units by the Underwriters.  The Company has filed with the Commission a Form 8-A (File Number 001-[•]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Securities.

(b)           As of the Applicable Time, the Statutory Prospectus (as defined below) and the information included on Schedule II hereto, all considered together (collectively, the “General Disclosure Package”) did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the General Disclosure Package in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein. On the Closing Date (and, if any Option Units are purchased, on the Option Closing Date), the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact and will not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from Prospectus (or any supplement thereto) in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein. The Company has not prepared or used and will not prepare or use a “free writing prospectus” as defined in Rule 405 under the Act, in connection with the offering of Securities. As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means [          a.m./p.m.] (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Representative.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time.

(c)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus.  The Company has no subsidiaries, direct or indirect, as defined by Rule 1-02 of Regulation S-X.  The Company is duly qualified to transact business and in good standing in all jurisdictions in which the conduct of its business requires such qualification.

(d)           The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable and the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders.  The shares of Common Stock included in the Units have been duly authorized and, when issued and paid for as contemplated herein, will be validly issued, fully paid and non-assessable; and no preemptive or other similar rights of stockholders will exist with respect to any of such shares or the issue and sale thereof.  The shares of Common Stock issuable upon exercise of the Warrants have been duly authorized and, when issued and paid for as contemplated in the Warrants and the Warrant Agreement, will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders will exist with respect to any of such shares or the issue and sale thereof.

(e)           The Warrants included in the Units have been duly authorized and, when executed by the Company, countersigned in the manner provided for in the Warrant Agreement and delivered and paid for as contemplated herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law) and as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws.  The Insider Warrants have been duly authorized and, when executed by the Company, countersigned in the manner provided for in the Insider Warrant Agreement and delivered and paid for as contemplated herein, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law) and as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws.

(f)            Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any securities of the Company except for those rights set forth in the Registration Statement and in the Unit Purchase Option (the “Unit Purchase Option”) issued by the Company to the Representative.  Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, and except for those rights provided for in the Registration Rights Agreement and in the Unit Purchase Option, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

(g)           The information set forth under the caption “Capitalization” in the Registration Statement and the Prospectus (and any similar section or information contained in the General Disclosure Package) is true and correct.  All of the Securities conform to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  The form of the certificates for the shares of Common Stock conforms to the General Corporation Law of the State of Delaware.

(h)           Neither the Commission nor any state regulatory authority has issued an order preventing or suspending the effectiveness of the Registration Statement, the use of the Preliminary Prospectus or the Prospectus relating to the proposed offering of the Units, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission or any state regulatory authority.  Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the effectiveness of the Registration Statement and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or is pending or, to the Company’s knowledge, is contemplated or threatened by the Commission.  The Registration Statement, and the Prospectus and any amendments or supplements thereto will comply as to form to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Notwithstanding the foregoing, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.

(i)            The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Units other than the Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act.

(j)            The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, the General Disclosure Package and the

Prospectus, present fairly the financial position and the results of operations and cash flows of the Company, at the indicated dates and for the indicated periods.  Such financial statements and related schedules comply with the applicable accounting requirements of the Act and the Rules and Regulations and have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made.  The summary financial data included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.  The Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(k)           Rothstein, Kass & Company, P.C., who have certified certain financial statements that are filed with the Commission as part of the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(l)            Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company is not aware of any (i) material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(m)          Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the American Stock Exchange thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which have been proposed which are not currently in effect or which will become applicable to the Company.

(n)           There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or, pending or threatened against any of the Company’s stockholders immediately prior to the offering of Units (the “Initial Stockholders”), before any court or administrative agency or otherwise which if determined adversely to the Company would either (i) have, individually or in the aggregate, a material adverse effect on the earnings, business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company or (ii) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (i) and (ii) being referred to as a “Material Adverse Effect”), except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(o)           All leases of the Company described in the Registration Statement, the General Disclosure Package and the Prospectus are valid and subsisting and in full force and effect.

(p)           Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has not been any event or development in respect of the business or condition of the Company that, individually or in the aggregate, would have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, and no member of the Company’s management has resigned from any position with the Company.  The Company has no material contingent obligations which are not disclosed in the Company’s financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus.

Subsequent to the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise specifically stated therein or in this Agreement, the Company has not:  (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect of its capital stock.

(q)           The Company is not, nor with the giving of notice or lapse of time or both, will be, (i) in violation of its amended and restated certificate of incorporation or by-laws, (ii) in violation of or in default under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound or (iii) in violation of any law, order, rule or regulation, judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets.  The execution, delivery and performance of this Agreement, the Insider Letters, the Warrant Agreement, the Unit Purchase Option, the Escrow Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement, the Insider Warrant Agreement, and the GSP Letter Agreement (each as defined below), and the consummation of the transactions herein and therein contemplated and the fulfillment of the terms hereof and thereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the amended and restated certificate of incorporation or by-laws of the Company, (ii) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or (iii) any law, order, rule or regulation judgment, order, writ or decree applicable to the Company of any court or of any government, regulatory body or administrative agency or other governmental body having jurisdiction over the Company, its properties or assets.

(r)            The execution and delivery of, and the performance by the Company of its obligations under, this Agreement, the Insider Letters, the Warrant Agreement, the Unit Purchase Option, the Escrow Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement, the Insider Warrant Agreement, and the GSP Letter Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.  On the Closing Date, the Insider Letters, the Warrant Agreement, the Unit Purchase Option, the Escrow Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement, the Insider Warrant Agreement, and the GSP Letter Agreement will have been duly executed and delivered by the Company and they will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as such enforceability is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws.

(s)           Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement, the Insider Letters, the Warrant Agreement, the Unit Purchase Option, the Escrow Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement, the Insider Warrant Agreement, and the GSP Letter Agreement, and the consummation of the transactions herein and therein contemplated (except for such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority (“FINRA”) or such additional steps as may be necessary to qualify the Securities for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(t)            The Company holds all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of its business; and the Company has not received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Statutory Prospectus and the Prospectus (exclusive of any supplement thereto).

(u)           Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Securities.

(v)           The Company is not and, after giving effect to the offering and sale of the Units contemplated hereunder and the application of the net proceeds from such sale as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be an

“investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission thereunder.

(w)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)            The statistical, industry-related and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

(y)           The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(z)            Neither the Company nor, to the Company’s knowledge, any director, officer, special advisor, agent, employee or affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(aa)         The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(bb)         To the Company’s knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors, special advisors or securityholders (prior to the sale of securities contemplated by this Agreement).  No affiliate of the Company is an owner of stock or other securities of any member of the FINRA.

(cc)         The Units, the Warrants and the Common Stock have been approved for listing subject to notice of issuance on the American Stock Exchange and the Company knows of no reason or set of facts likely to adversely affect such approval.

(dd)         There are no relationships or related-party transactions involving the Company or any other person required to be described in the Registration Statement, the General Disclosure Package and the Prospectus which have not been described as required.

(ee)         The Company has not made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law which violation is required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus.

(ff)           All of the information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers and provided to the Representative is true and correct in all respects and the Company and each such director or officer has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each director and officer to become inaccurate and incorrect in any respect. To the Company’s knowledge, all information contained in the Questionnaires completed by each of the Company’s special advisors and Initial Stockholders other than the Company’s directors and officers and provided to the Representative is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires completed by each of the Company’s special advisors and Initial Stockholders other than the directors and officers to become inaccurate or incorrect in any respect.

(gg)         There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Initial Stockholder with respect to the sale of the Securities hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any Initial Stockholder, that may affect the Underwriters’ compensation, as determined by the FINRA.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member; or (iii) any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date. None of the net proceeds of the offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with an initial merger, capital stock exchange, asset acquisition or other similar business combination with an operating business and/or one or more other transactions after the initial Business Combination, including without limitation in connection with the payment of investment banking fees, fees in connection with fairness opinions and other similar fees or expenses.

(hh)         The Company has entered into a warrant agreement with respect to the Warrants with Continental Stock Transfer & Trust Company, which agreement is substantially in the form of Exhibit 4.4 to the Registration Statement (the “Warrant Agreement”). The Company has entered into a Letter Agreement including a right of first review provision with each officer and director in the form of Exhibit 10.1 to the Registration Statement (the “Insider Letters”). The Company has entered into an Investment Management Trust Agreement (the “Trust Agreement”) with respect to certain proceeds of the offering, which agreement is substantially in the form of Exhibit 10.2 to the Registration Statement.  The Company has entered into a Securities Escrow Agreement with respect to the shares of Common Stock held by the Initial Stockholders with Continental Stock Transfer & Trust Company and the Initial Stockholders, which agreement is substantially in the form of Exhibit 10.3 to the Registration Statement (the “Escrow Agreement”).  The Company has entered into a letter agreement with SSC Mandarin Group regarding office space and related services in the form of Exhibit 10.4 to the Registration Statement (the “Services Agreement”).  The Company has entered into a registration rights agreement with certain stockholders in the form of Exhibit 10.6 to the Registration Statement (the “Registration Rights Agreement”).  The Company has entered into a warrant purchase agreement with certain of the Initial Stockholders in respect of the Insider Warrants in the form of Exhibit 10.7 to the Registration Statement (the “Insider Warrant Agreement”).  The Company has entered into a letter agreement with Global Strategic Partners, Inc. in the form of Exhibit 10.8 to the Registration Statement (the “GSP Letter Agreement”).

(ii)           The Company has caused to be duly executed legally binding and enforceable agreements (except (i) as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally; (ii) as enforcement thereof is subject to equitable principles of general applicability (regardless of whether enforcement is considered in a proceeding in equity or at law); and (iii) as enforceability of any indemnification and contribution provisions may be limited under state or federal securities laws) in the form of the Insider Letters, pursuant to which each of the Initial Stockholders of the Company has agreed to certain matters including, but not limited to, certain matters described as being agreed to by such Initial Stockholder under the “Proposed Business” section of the Registration Statement, the General Disclosure Package and the Prospectus.

(jj)           Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no Initial Stockholder, employee, officer or director of the Company is subject to any non-competition or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be an Initial Stockholder, employee, officer and/or director of the Company.

(kk)         Upon delivery and payment for the Firm Units on the Closing Date and the filing of the Closing 8-K (as defined below) promptly thereafter, the Company will not be subject to Rule 419 under the Act and none of the Company’s outstanding securities will be deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act.

(ll)           The Company does not have any specific merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or contractual arrangement under consideration or contemplation and the Company has not, nor has anyone on its behalf, either directly or indirectly, contacted any potential target business or their representatives or had any discussions, formal or otherwise, with any of the foregoing with respect to effecting a business combination with the Company. The Company has not engaged or retained any agent or other representative to identify or locate any suitable target.

(mm)       The directors, officers and special advisors of the Company are insured by insurers of recognized financial responsibility against such liabilities and in such amounts as are prudent and customary for the duties in which they are engaged; all policies insuring the Company’s directors, officers and special advisors are in full force and effect; the Company, its directors, officers and special advisors are in compliance with the terms of such policies and instruments; there are no claims by directors, officers and special advisors under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; the Company has not been refused any insurance coverage that it sought or for which it applied for its directors, officers and special advisors; and the Company does not have any reason to believe that it will not be able to renew its existing insurance coverage for its directors, officers and special advisors as and when such coverage expires or to obtain similar coverage from similar insurers.

2.                                       Purchase, Sale and Delivery of the Firm Units.

(a)           On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $7.68 per Unit (the “Initial Purchase Price”) (less $0.24 per Unit purchased hereunder (the “Deferred Discount”) payable to the Underwriters upon consummation of the initial Business Combination, subject to Section 4(ff) hereof), the number of Firm Units set forth opposite the name of each Underwriter in Schedule I hereof, subject to any adjustments as may be made in accordance with Section 12 hereof.  The term “Business Combination” means any acquisition, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination or contractual arrangement with one or more businesses or assets.

(b)           Payment for the Firm Units to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representative for the several accounts of the Underwriters.  Such payment and delivery are to be made through the facilities of The Depository Trust Company (“DTC”), New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement (or the fourth business day following the date of this Agreement, if the offering is priced after 4:30 p.m., New York time) or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” (As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)  Payment of $76,800,000, representing the aggregate purchase price for the Firm Units based on the Initial Purchase Price, shall be made on the Closing Date by wire transfer in

Federal (same day) funds, as follows: $76,002,000 (including $2,400,000, representing the aggregate Deferred Discount without giving effect to the Over-allotment Option) shall be deposited by the Representative directly in the trust account established by the Company for the benefit of the public securityholders as described in the Registration Statement (the “Trust Account”) pursuant to the terms of the Trust Agreement, and the remaining $798,000 of the proceeds (representing $100,000 of the proceeds not required to be held in the Trust Account and $698,000 of offering expenses), shall be paid to the Company, upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Firm Units (or through the facilities of DTC) for the account of the Underwriters.  The certificates for the Firm Units will be delivered in such denominations and in such registrations as the Representative requests in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representative at least one business day prior to the Closing Date.

(c)           In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters the Over-allotment Option to purchase the Option Units at the same price per Unit as is set forth in the first paragraph of this Section 2 with respect to the Firm Units. The Over-allotment Option granted hereby may be exercised in whole or in part by giving written notice at any time within 45 days after the date of this Agreement, by you, as Representative of the several Underwriters, to the Company which notice shall set forth the number of Option Units as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered.  The time and date at which certificates for Option Units are to be delivered shall be determined by the Representative but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”).  If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date.  The number of Option Units to be purchased by each Underwriter shall be in the same proportion to the total number of Option Units being purchased as the number of Firm Units being purchased by such Underwriter bears to the total number of Firm Units, adjusted by you in such manner as to avoid fractional units.  The Over-allotment Option granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters.  You, as Representative of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.  To the extent, if any, that the option is exercised, payment for the Option Units shall be made on the Option Closing Date in Federal (same day funds) through the facilities of DTC in New York, New York drawn to the order of the Company.  Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, as follows: $7.68 per Option Unit sold (including the Deferred Discount) shall be deposited in the Trust Account pursuant to the Trust Agreement upon delivery to you of certificates (in form and substance satisfactory to the Representative) representing the Option Units sold (or through the facilities of DTC) for the account of the Underwriters.

(d)           The Company hereby further agrees to issue and sell to the several Underwriters an option (the “Purchase Option”) for the purchase of up to an aggregate of 500,000 units (“Purchase Option Units”) for an aggregate purchase price of $100.  Each of the

Purchase Option Units is identical to the Firm Units, except that the warrants issued as part of the Purchase Option Units will have a five year term.  The Purchase Option shall be exercisable, in whole or in part, commencing on the later of (i) one year from the Closing Date and (ii) the consummation of a Business Combination, but it shall expire on the fifth anniversary of the Closing Date.  The Purchase Option has an initial exercise price of $10.00 per Purchase Option Unit, which is equal to one hundred percent twenty-five percent (125%) of the initial public offering price of a Firm Unit.  Delivery and payment for the Purchase Option shall be made on the Closing Date.  The Company shall deliver to the several Underwriters, upon payment therefor, certificates for the Purchase Option in the name or names and in such authorized denominations as the Representative may request.

3.                                       Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Units as soon as the Representative deems it advisable to do so.  The Firm Units are to be initially offered to the public at the initial public offering price set forth in the Prospectus.  The Representative may from time to time thereafter change the public offering price and other selling terms.  It is further understood that you will act as the Representative for the Underwriters in the offering and sale of the Units in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

4.                                       Covenants of the Company.

The Company covenants and agrees with the several Underwriters, and solely with respect to Section 4(b), the Underwriters covenant and agree with the Company, that:

(a)           The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representative containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A or 430C of the Rules and Regulations and (B) not file any amendment to the Registration Statement or distribute an amendment or supplement to the General Disclosure Package or the Prospectus of which the Representative shall not previously have been advised and furnished with a copy or to which the Representative shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

(b)           The Company and each of the Underwriters will not make any offer relating to the Securities that would constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission under Rule 433 under the Act.

(c)           The Company will advise the Representative promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the

institution of any proceedings for that purpose or pursuant to Section 8A of the Act and (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

(d)           The Company will cooperate with the Representative in endeavoring to qualify the Securities for sale under the securities laws of such jurisdictions as the Representative may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent.  The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representative may reasonably request for distribution of the Securities.

(e)           The Company will deliver to, or upon the order of, the Representative, from time to time, as many copies of the Preliminary Prospectus as the Representative may reasonably request.  The Company will deliver to, or upon the order of, the Representative during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representative may reasonably request.  The Company will deliver to the Representative at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representative such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), and of all amendments thereto, as the Representative may reasonably request.

(f)            The Company will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Units as contemplated in this Agreement and the Prospectus.  If during the period in which a prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

(g)           If the General Disclosure Package is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the General

Disclosure Package in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or to make the statements therein not conflict with the information contained in the Registration Statement then on file, or if it is necessary at any time to amend or supplement the General Disclosure Package to comply with any applicable law, the Company will promptly notify the Representative so that any use of the Disclosure Package may cease until amended or supplemented, and will prepare, file with the Commission (if required) and furnish to the Underwriters and any dealers an appropriate amendment or supplement to the General Disclosure Package.

(h)           The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the Effective Date, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the Effective Date, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 under the Act and will advise you in writing when such statement has been so made available.

(i)            Prior to the Closing Date, if requested, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j)            Except for securities issued in the Private Placement (as defined below), the Company hereby agrees that until the Company consummates a Business Combination, it shall not issue any shares of Common Stock or any options or other securities convertible into Common Stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination, or any shares of preferred stock which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

(k)           The Company will use its best efforts to effect and maintain the listing of the Securities on the American Stock Exchange (“AMEX”) until the consummation of a Business Combination.

(l)            The Company shall apply the net proceeds of its sale of the Securities and the Insider Warrants as set forth in the Registration Statement, General Disclosure Package and the Prospectus and shall file such reports with the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

(m)          The Company will maintain a transfer agent, warrant agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Units, Common Stock and Warrants, as applicable.

(n)           The Company will not take, directly or indirectly, any action that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(o)           For a period of four years from the Effective Date, or such earlier time upon which the Company is required to be liquidated the Company will maintain the registration of the Securities under the provisions of the Exchange Act (except in the event the Company engages in a going private transaction after its consummation of a Business Combination).

(p)           For a period of four years from the Effective Date, or until such earlier date upon which the Company is required to be liquidated (or such earlier date upon which the Company is no longer subject to the reporting requirements of the Exchange Act as a result of a going private transaction effected after the Company’s consummation of a Business Combination), the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information and the filing of the Company’s Form 10-Q quarterly report.

(q)           The Company shall not consummate a Business Combination with any Initial Stockholder, or officer or director of the Company, or any entity which is affiliated with any Initial Stockholder or officer or director of the Company without first obtaining an opinion from an independent investment banking firm that such Business Combination is fair to the Company’s stockholders from a financial point of view.

(r)            Except as described in the Registration Statement, General Disclosure Package and the Prospectus, the Company shall not pay any Initial Stockholder or any of their affiliates or family members any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Initial Stockholders shall be entitled to reimbursement from the Company, subject to approval by the Board of Directors of the Company, with any interested directors abstaining from such review and approval, for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating an initial Business Combination.

(s)           The Company will take all necessary actions to ensure that, upon and at all times after the effectiveness of the Registration Statement, it will be in compliance with (i) all provisions of the Sarbanes-Oxley Act that are then in effect and applicable to it and shall take such steps as are necessary to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act which have been proposed but which are not currently in effect upon the effectiveness of such provisions to the extent they are applicable to the Company and (ii) the requirements of the American Stock Exchange’s AMEX Company Guide if the Company’s securities are listed on the American Stock Exchange.

(t)            For a period of four years from the Effective Date or until such earlier time upon which the Company is required to be liquidated (or such earlier date upon which the Company is no longer subject to the reporting requirements of the Exchange Act as a result of a going private transaction effected after the Company’s consummation of a Business Combination), the Company, upon request from the Representative, will furnish to the Representative (i) copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to the Representative a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities, and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request, in each such case subject to the execution of a confidentiality agreement reasonably satisfactory to the Company.

(u)           For a period equal to four years from the date hereof or until such earlier time upon which the Company is required to be liquidated (or such earlier date upon which the Company is no longer subject to the reporting requirements of the Exchange Act as a result of a going private transaction effected after the Company’s consummation of a Business Combination), the Company will not take any action or actions which may prevent or disqualify the Company’s use of Form S-1 (or other appropriate form) for the registration of the Warrants and the Common Stock issuable upon exercise of the Warrants, under the Act.

(v)           In the event any person or entity (excluding attorneys, accountants and similar service providers that are not affiliated or associated with the FINRA and are not brokers or finders) is engaged, in writing, to assist the issuer in finding or evaluating a merger candidate, the Company will provide the following to the Representative prior to consummation of an initial Business Combination: (i) copies of agreements governing said services (which details or agreements may be appropriately redacted to account for privilege or confidentiality concerns), and (ii) a justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter or related person” with respect to the Company’s initial public offering as such term is defined in Rule 2710(a)(6) of the National Association of Securities Dealers, Inc. Conduct Rules.  The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the proxy statement which the Company will file for purposes of soliciting stockholder approval for the initial Business Combination.

(w)          The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that:  (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(x)            The Company shall, on the date hereof, retain its independent public accountants to audit the financial statements of the Company as of the Closing Date (the “Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the initial public offering. As soon as the Audited Financial Statements become available, the Company shall promptly file a Current Report on Form 8-K with the Commission (the “Closing 8-K”), which Report shall contain the Company’s Audited Financial Statements.  In addition, upon receipt of the proceeds from the sale of any Option Units after the Closing Date, the Company shall promptly file a second or amended Current Report on Form 8-K with the

Commission, which Report shall provide updated financial information to reflect the receipt of such additional proceeds.

                At or prior to the commencement of separate trading of the Warrants and Common Stock, the Company shall promptly issue a press release and file a Form 8-K announcing that separate trading of the Warrants and Common Stock will begin on the AMEX.

(y)           The Company shall advise the Representative or the FINRA if it is aware that any 5% or greater securityholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Securities.

(z)            The Company shall, as set forth in the Trust Agreement and disclosed in the Prospectus, cause the proceeds of the offering to be held in the Trust Account to be invested only in “government securities” within the meaning of Section 2(a)(16) of the 1940 Act with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the 1940 Act with specific maturity dates.  The Company shall not invest any of the proceeds of the offering to be held in the Trust Account in any mutual fund that invests in mortgages or mortgage-backed securities (other than prime mortgages and mortgage-backed securities).  The Company will otherwise use its best efforts to conduct its business (both prior to and after the consummation of a Business Combination) in a manner so that it will not become subject to the 1940 Act.

(aa)         The Company hereby agrees that prior to commencing a diligence investigation of, or if earlier, entering into a confidentiality or other agreement with, a company with which the Company may enter into an initial Business Combination (“Target Business”) or obtaining the services of any vendor or service provider, it will use its best efforts to cause the Target Business or the vendor or service provider to execute a waiver letter in the form attached hereto as Exhibit A and B, respectively. Furthermore, prior to the Closing Date, each officer and director of the Company shall execute a waiver letter in the form attached hereto as Exhibit C.

(bb)         The Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its amended and restated certificate of incorporation, by-laws or the Warrant Agreement and, the Company shall not take any action to amend or modify, and shall not support, directly or indirectly, or in any way endorse or recommend that stockholders approve any amendment or modification to, the provisions of its amended and restated certificate of incorporation, bylaws or Warrant Agreement that apply to the Company during the period commencing upon the filing of the amended and restated certificate of incorporation with the Delaware Secretary of State and terminating upon the consummation of a Business Combination, which action would result in such amendment or modification becoming effective prior to the consummation of a Business Combination, except for an amendment or modification of such documents in order to effect an extension of the time period within which the Company is required to consummate a Business Combination from 24 months to up to 36 months (such extension of time being an “Extended Period” if (i) the Company has entered into a definitive agreement with respect to a Business Combination within such 24-month period and the Company’s Board determines that the Company will not be able to consummate such Business Combination within such 24-month period, (ii) a majority of the Company’s outstanding Common Stock and a majority of the IPO Shares (as defined below) are voted in favor of an amendment to the Company’s amended and restated certificate of incorporation to effect an Extended Period (the “Extension Vote”), and (iii) less than 40% of the IPO Shares vote against such amendment to the Company’s amended and restated certificate of incorporation and exercise their .

The Company agrees:  (i) that, prior to the consummation of any Business Combination, it will submit such transaction to the Company’s stockholders for their approval (“Initial Transaction Vote”) even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law; and (ii) that, in the event that the Company does not effect a Business Combination within 24 months from the consummation of this offering (or up to 36 months if the Company’s stockholders approve an Extended Period), the Company will be liquidated as described in the Prospectus.  With respect to any Extension Vote or the Initial Transaction Vote, the Company shall cause all of the Initial Stockholders to vote all shares of Common Stock owned by them and acquired prior to this offering (the “Initial Shares”), in accordance with the vote of the majority of the IPO Shares (as hereinafter defined) voted (in person or by proxy), at a meeting of the Company’s stockholders called for the Extension Vote or Initial Transaction Vote.  At the time the Company seeks approval of any potential Extended Period or initial Business Combination, the Company will offer each of the holders of the Company’s Common Stock issued in this offering other than the Initial Stockholders (the “IPO Shares”), which stockholders were stockholders on the record date for the meeting of stockholders at which such initial Business Combination is to be approved, the right to convert such holder’s IPO Shares into cash, only if the stockholder votes against the initial Business Combination and the Business Combination is approved and completed, at a per share price (the “Conversion Price”) equal to the amount in the Trust Account (inclusive of (x) any interest income therein, net of taxes payable, that is not released to the Company to cover its operating expenses in accordance with the Company’s amended and restated certificate of incorporation and (y) the Deferred Discount), as of two business days prior to the date of the Extension Vote or consummation of the initial Business Combination, as applicable, divided by the total number of IPO Shares (including any shares held by the Initial Stockholders) outstanding on the date of calculation. If the Company elects to proceed with an amendment to the Company’s amended and restated certificate of incorporation to effect an Extended Period or an initial Business Combination, it will promptly after filing such amendment to the Company’s amended and restated certificate of incorporation or the consummation of such initial Business Combination, as applicable, convert IPO Shares, based upon the Conversion Price, held by holders of IPO Shares who affirmatively requested such conversion and who voted against the Extended Period or initial Business Combination, as the case may be; provided that such holders continue to hold such IPO Shares through consummation of the initial Business Combination and provided further that a holder of IPO Shares, together with any affiliate or other Person with whom such holder is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of the Company’s Common Stock, will be restricted from seeking conversion rights with respect to more than 10% of the IPO Shares.  IPO Shares converted in connection with the Extension Vote or the Initial Transaction Vote will be aggregated for purposes of the 10% limit.  If a majority of the IPO Shares that are voted are not voted in favor of any initial Business Combination or holders of 40% or more of the IPO Shares vote against approval of any potential initial Business Combination and exercise their conversion rights, the Company will not proceed with such initial Business Combination and will not convert such shares.

(cc)         The Company agrees that it will use its best efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

(dd)         The Company agrees that the initial Target Business(es) that it acquires must collectively have a fair market value equal to at least 80% of the Company’s net assets  held in the Trust Account (excluding the funds held in the Trust Account representing the Deferred Discount but including any amounts paid to holders of IPO Shares in connection any Extension Vote) at the time of the Company’s execution of a definitive agreement relating to such Business Combination. The fair market value of such business(es) shall be determined by the Board of Directors of the Company based upon one or more standards generally accepted by the financial community. If the Board of Directors of the Company is not able to independently determine that the Target Business(es) have a sufficient fair market value, the Company will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criterion.  The Company will not be required to obtain an opinion from an investment banking firm as to the fair market value if the Company’s Board of Directors independently determines that the Target Business(es) have sufficient fair market value.  The Company will not acquire less than a controlling interest in the Target Business(es) (which would be at least 50% of each Target Business’s voting securities and/or control of the majority of any governing body of the Target Business through contractual arrangements or otherwise).

(ee)         The Company shall deposit into the Trust Account the $2,400,000 of proceeds from the private placement (“Private Placement”) of 2,400,000 Warrants (the “Insider Warrants”) to the Company’s executive officers, directors and Initial Stockholders, to be completed prior to the Closing Date.

(ff)           Upon consummation of the initial Business Combination, the Company shall pay the Deferred Discount to the Representative, on behalf of the Underwriters, as the deferred portion of the Underwriters’ compensation.

5.                                       Costs and Expenses.

The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following:  accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement and the Listing Application; the filing fees of the Commission; the filing fees, costs and expenses (including fees and disbursements of Underwriters’ counsel) incident to securing any required review by the FINRA of the terms of the sale of the Units; if necessary, the costs and expenses (including fees and disbursements of Underwriters’ counsel) of qualifying the Securities for sale under state or foreign securities or “blue sky” laws; and the Listing Fee of the American Stock Exchange.  The Company will also pay (or reimburse the Representative upon demand for) the cost of investigative search firm(s) or other due diligence service providers of the Representative’s choice to conduct an investigation of each individual named in the

Preliminary Prospectus or the Prospectus as a sponsor, officer, director or special advisor to the Company and will reimburse the Underwriters for fees and disbursements of outside counsel to the Underwriters in connection with the offering of the Units and for the expenses incurred by the Underwriters in connection with any “road show” or other presentations to prospective purchasers of Units.  The Company shall not, however, be required to pay for any of the Underwriters’ expenses except as otherwise specifically provided herein and except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied by reason of any failure or refusal on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure or refusal is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Units or in contemplation of performing their obligations hereunder.

6.                                       Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Units on the Closing Date and the Option Units, if any, on the Option Closing Date are subject to the accuracy, as of the Applicable Time, the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

(a)           The Registration Statement and all post-effective amendments thereto shall have become effective and the Prospectus shall have been filed as required by Rule 424 under the Act, within the time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to its reasonable satisfaction.  No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose or pursuant to Section 8A under the Act shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Units.

(b)           The Representative shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Troutman Sanders LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) in substantially the form attached hereto as Exhibit D.

In rendering such opinion, Troutman Sanders LLP may rely as to matters governed by the laws of states other than New York or Federal laws on local counsel in such jurisdictions, provided that in each case Troutman Sanders LLP shall state that they believe that they and the Underwriters are justified in relying on such other counsel.

(c)           The Representative shall have received on and as of the Closing Date or the Option Closing Date, as the case may be, an opinion and statement of Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(d)           You shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance satisfactory to you, of Rothstein, Kass & Co., P.C. confirming that they are an independent registered public accounting firm with respect to the Company within the meaning of the Act and the applicable Rules and Regulations and the PCAOB and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement, the General Disclosure Package and the Prospectus comply in form in all material respects with the applicable accounting requirements of the Act and the related Rules and Regulations; and containing such other statements and information as are ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(e)           The Representative shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Chief Financial Officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

(i)  The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement and no order preventing or suspending the use of the Preliminary Prospectus or the Prospectus has been issued, and no proceedings for such purpose or pursuant to Section 8A of the Act have been taken or are, to his or her knowledge, contemplated or threatened by the Commission;

(ii)  The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be (except for representations and warranties which refer to a particular date, in which case such representations and warranties shall be true and correct as of such date);

(iii)  All filings required to have been made pursuant to Rules 424, 430A, 430B or 430C under the Act have been made as and when required by such rules;

(iv)  He or she has carefully examined the General Disclosure Package and, in his or her opinion, as of the Applicable Time, the statements contained in the General Disclosure Package did not contain any untrue statement of a material fact, and such General

Disclosure Package did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)  He or she has carefully examined the Registration Statement and, in his or her opinion, as of the effective date of the Registration Statement, the Registration Statement and any amendments thereto did not contain any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(vi)  He or she has carefully examined the Prospectus and, in his or her opinion, as of its date and the Closing Date or the Option Closing Date, as the case may be, the Prospectus and any amendments and supplements thereto did not contain any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and

(vii)  Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company, whether or not arising in the ordinary course of business.

(f)            The Company shall have furnished to the Representative such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representative may reasonably have requested.

(g)           The Firm Units and Option Units, if any, shall have been duly listed, subject to notice of issuance, on the American Stock Exchange.

(h)           The Company shall have delivered to the Representative executed copies of each of the Insider Letters, Warrant Agreement, the Unit Purchase Option, the Escrow Agreement, the Trust Agreement, the Services Agreement, the Registration Rights Agreement, the Insider Warrant Agreement and the GSP Letter Agreement.

(i)            The FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representative and to Akin Gump Strauss Hauer & Feld LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representative by notifying the Company of such termination in writing at or prior to the Closing Date or the Option Closing Date, as the case may be.

In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

7.                                       Indemnification and Contribution.

(a)           The Company shall indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives and agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Underwriter Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any other materials or information provided to investors by, or with the approval of, the Company in connection with the offering, including, without limitation, in any “roadshow” (as defined in Rule 433 under the Securities Act) for the offering (“Marketing Materials”) or (B)  the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by any Underwriter in connection with, or relating in any manner to, the Securities or the offering of the Securities contemplated herein, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or  liability resulted directly from any such act or failure to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 11).  This indemnity agreement is not exclusive and will be in addition to any liability which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b)           Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or in any Marketing Materials, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by the Representative by or on behalf of any Underwriter specifically for use therein, which information the parties hereto agree is limited to the Underwriters’ Information (as defined in Section 11), and shall reimburse the Company for any legal fees or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.  Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by a Underwriter under this Section 7(b) exceed the total compensation received by such Underwriter in accordance with Section 2.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 7(a) or the Underwriters in the case of a claim for indemnification under Section 7(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by the Representative if the indemnified parties under this Section 7 consist of any Underwriter Indemnified Party or by the Company if the indemnified parties under this Section 7 consist of any Company Indemnified Parties.  Subject to this Section 7(c), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or Section 7(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus (but in the case of the Underwriters, including the Deferred Discount only to the extent actually received by the Underwriters).  The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Underwriters for use in the Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information (as defined in Section 11).  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding.  Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the total compensation received by such Underwriter in accordance with Section 2 less the amount of any damages which such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.   The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective  obligations and not joint.

8.                                       Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows:  if to the Underwriters, to Lazard Capital Markets LLC, 30 Rockefeller Plaza, New York, New York 10020, Attn: Robert Lagay, General Counsel; if to the Company to [•].

9.                                       Termination.

This Agreement may be terminated by you by notice to the Company (a) at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Units) if any of the following has occurred:  (i) since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, a Material Adverse Effect shall have occurred, (ii) trading in securities generally on the New York Stock Exchange, Nasdaq Global Market or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by Federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (v) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representative, impracticable or inadvisable to proceed with the sale or delivery of the Units on the terms and in the manner contemplated in the Preliminary Prospectus and the Prospectus; or (b) as provided in Sections 6 and 12 of this Agreement.

10.                                 Successors.

This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder.  No purchaser of any of the Units from any Underwriter shall be deemed a successor or assign merely because of such purchase.

11.                                 Information Provided by Underwriters.

The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, the Preliminary Prospectus or the Prospectus consists of the information set forth in the eighth and ninth paragraphs under the caption “Underwriting” in the Prospectus and each Underwriter’s name as contained on the cover page of the Prospectus (the “Underwriters’ Information”).

12.                                 Default by Underwriters.

If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Units which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representative of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Units which the defaulting Underwriter or Underwriters failed to purchase.  If during such 36 hours you, as such Representative, shall not have procured such other Underwriters, or any others, to purchase the Units agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of Units with respect to which such default shall occur does not exceed 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Units which they are obligated to purchase hereunder, to purchase the Units which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of Units with respect to which such default shall occur exceeds 10% of the Units to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representative of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 7 hereof.  In the event of a default by any Underwriter or Underwriters, as set forth in this Section 12, the Closing Date or Option Closing

Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representative, may determine in order that the required changes in the Registration Statement, the General Disclosure Package or in the Prospectus or in any other documents or arrangements may be effected.  The term “Underwriter” includes any person substituted for a defaulting Underwriter.  Any action taken under this Section 12 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

13.                                 Absence of Fiduciary Duty.

The Company acknowledges and agrees that:

(a) the Underwriters’ responsibility to the Company is solely contractual in nature, the Underwriters have been retained solely to act as underwriters in connection with the offering of the Securities contemplated herein and no fiduciary, advisory or agency relationship between the Company and the Underwriters has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters or Lazard Frères & Co. LLC has advised or is advising the Company on other matters;

(b) the price of the Securities set forth in this Agreement was established following arms-length negotiations and the Company is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) it has been advised that the Underwriters and Lazard Frères & Co. LLC and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) it waives, to the fullest extent permitted by law, any claims it may have against the Underwriters for breach of fiduciary duty and agrees that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

14.                                 Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants contained in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Securities under this Agreement.

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the law of the State of New York, including, without limitation, Section 5-1401 of the New York General Obligations Law.  In any proceeding relating to the Registration Statement, the Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party hereby (i) irrevocably submits to the jurisdiction of the United States District Court sitting in the Southern District of New York and the courts of the State of New York located in New York county for the purposes of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.  Each party hereto consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained in this section shall affect or limit any right to serve process in any other manner permitted by law.

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours,

CHINA MINING RESOURCES HOLDINGS LIMITED

By
       Name:
       Title:

The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

LAZARD CAPITAL MARKETS LLC

As Representative of the several
Underwriters listed on Schedule I

By
                                    Authorized Officer

SCHEDULE I

Schedule of Underwriters

Underwriter	Number of Firm Units to be Purchased
Lazard Capital Markets, LLC

Total	10,000,000

SCHEDULE II

Trade date:  [•], 2008
Settlement date:  [•], 2008
Selling concession:  $[•] per Unit

EXHIBIT A

China Mining Resources Holdings Limited

Suite 3015, 30F

One International Finance Center

1 Harbor View Street

Central, Hong Kong

Gentlemen:

Reference is made to the Final Prospectus of China Mining Resources Holdings Limited (the “Company”), dated [•], 2008 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of $[•], for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the conversion of their shares or the liquidation of the Company, (ii) to the Company, interest earned on funds in the Trust Account in an aggregate amount of up to (a) $[•] to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (b) any amounts needed by the Company to pay its income or other tax obligations or (iii) to the Company and the underwriters after the Company consummates an initial Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating an initial Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

A-1

EXHIBIT B

China Mining Resources Holdings Limited

Suite 3015, 30F

One International Finance Center

1 Harbor View Street

Central, Hong Kong

Gentlemen:

Reference is made to the Final Prospectus of China Mining Resources Holdings Limited (the “Company”), dated [•], 2008 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of $[•], for the benefit of the Public Stockholders and that the Company may disburse monies from the Trust Account only (i) to the Public Stockholders in the event of the conversion of their shares or the liquidation of the Company, (ii) to the Company, interest earned on funds in the Trust Account in an aggregate amount of up to (a) $[•] to fund expenses related to investigating and selecting a target business and the Company’s other working capital requirements and (b) any amounts needed by the Company to pay its income or other tax obligations or (iii) to the Company and the underwriters after the Company consummates an initial Business Combination.

For and in consideration of the Company engaging the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (the “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor

B-1

EXHIBIT C

China Mining Resources Holdings Limited

Suite 3015, 30F

One International Finance Center

1 Harbor View Street

Central, Hong Kong

Gentlemen:

Reference is made to the Final Prospectus of China Mining Resources Holdings Limited (the “Company), dated [•], 2008 (the “Prospectus”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Prospectus.

The undersigned officer or director of the Company hereby acknowledges that the Company has established the Trust Account, initially in an amount of $[•], for the benefit of the Public Stockholders.

The undersigned hereby waives any claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company, to or against the Trust Account and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Officer/Director

Authorized Signature of Officer/Director

C-1

EXHIBIT D

Opinion of Troutman Sanders

[to be negotiated prior to pricing]

D-1